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                                                                   Exhibit 10.29


                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of January 2, 2001 between AMBER I. LAO, an individual whose residence address is 4773 El Mirlo, Rancho Santa Fe, California 92067 ("Buyer"), and I.C.H. CORPORATION, a Delaware corporation ("Seller").

                              W I T N E S S E T H:

      WHEREAS, Seller is the record and beneficial owner of all of the outstanding shares of capital stock (the "Stock") of Lyon's of California, Inc., a California corporation ("Lyon's"); and

      WHEREAS, Lyon's is the owner of all of the operating assets of the restaurants identified on Schedule I attached hereto (collectively, the "Restaurants"); and

      WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Stock, and the parties hereto desire to enter into certain other agreements, all upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and mutual representations, warranties, covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE 1
                         PURCHASE AND SALE OF THE STOCK
                         ------------------------------

      1.1 PURCHASE AND SALE OF THE STOCK. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 1.6 hereof (the "Closing"), Buyer shall purchase and acquire from Seller, and Seller shall sell, assign, transfer, convey and deliver to Buyer, all of the Stock, free and clear of all liens, pledges, security interests, charges, claims or encumbrances of any nature whatsoever, except as expressly set forth herein.

      1.2 PURCHASE PRICE. Subject only to the adjustments specified in this Agreement and upon and subject to all other terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer, conveyance and delivery of the Stock by Seller pursuant to this Agreement, Buyer shall pay to Seller the sum of $1,000,000 (the "Purchase Price"), payable pursuant to the terms of Section 1.3 below. In connection with the purchase of the Stock, Buyer shall assume (a) up to $13,200,000 of long-term indebtedness (including current portion) comprised of the USRP Debt (as defined below) and (b) $2,000,000 Negative Working Capital (as defined below). Within thirty (30) days following the Closing Date, Seller shall prepare a Closing Date balance sheet for Lyon's. To the extent that Lyon's long-term indebtedness and/or Negative Working Capital exceed such threshold levels as of the Closing Date, Seller shall promptly take all appropriate actions necessary to reduce Lyon's long-term indebtedness and/or Negative Working Capital, as the case may be, to such threshold levels. "USRP Debt" shall


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mean that certain long-term indebtedness payable by Lyon's to USRP (Finance),
LLC having an original principal amount of $16,500,000. "Negative Working Capital" shall mean the sum of (i) cash and cash equivalents, (ii) inventories,
(iii) purchase discounts and other receivables and (iv) prepaid expenses, minus the sum of (a) accounts payable (trade) and (b) accrued payroll and other liabilities, measured as of the Closing Date. In addition to but consistent with the foregoing, Seller agrees that Lyon's shall have a minimum cash balance of $1,500,000 as of the Closing Date.

      1.3 PAYMENT OF PURCHASE PRICE; GOOD FAITH DEPOSIT; INITIAL INVESTMENT. Upon the execution hereof, Buyer shall make a $200,000 good faith deposit (by certified or official bank check) with Seller. Such good faith deposit shall be applied towards the Purchase Price at Closing and shall be refundable to Buyer only in the event that Seller fails to obtain the Third Party Consents listed on
SCHEDULE 3.2 hereto, or fails to obtain the fairness opinion referred to in
Section 7.5 hereof. At Closing, Buyer shall deliver to Seller the balance of the Purchase Price in the form of a promissory note in the principal amount of $800,000, which promissory note shall be substantially in the form attached hereto as Exhibit A (the "Promissory Note"). The Promissory Note shall be repaid in equal monthly installments over a twenty-four (24) month period beginning on the first anniversary of the Closing Date. The Promissory Note shall bear interest at a rate of 9% per annum. Said interest shall accrue and be added to principal under the Promissory Note from the Closing Date until payments commence. In addition to the foregoing, Buyer shall within one week following the Closing Date place $250,000 cash into a new separate corporate account on behalf of Lyon's. Buyer shall then add an additional $200,000 cash per week to such account for five consecutive weeks thereafter. Said funds shall be used for initial operating and marketing capital, and not for dividends or distributions.

      1.4 INTENTIONALLY DELETED.

      1.5 TAXES. All sales, use and/or transfer taxes arising out of the purchase and sale of the Stock shall be paid at the Closing and shall be borne by Seller.

      1.6 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of I.C.H. Corporation located in San Diego, California, as soon as practicable following the date hereof but in no event later than January 19, 2001, following the satisfaction or waiver of all of the conditions to Closing set forth herein, or on such other date and at such other time or place as the parties may mutually agree. The date of the Closing is sometimes referred to herein as the "Closing Date".

      1.7 DELIVERIES BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer (unless previously delivered) the following:

          (a) one or more stock certificates representing all of the Stock, endorsed in blank or accompanied by duly executed assignment documents;

          (b) the books and records of Seller with respect to the Restaurants as provided in Section 2.1 hereof;



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          (c) copies of all necessary consents, approvals, authorizations and waivers of all third parties referred to in Section 5.4 hereof; and

          (d) all other previously undelivered documents, instruments and writings required to be delivered by Seller on or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

      1.8 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Seller (unless previously delivered) the following:

          (a) the funds referred to in Section 1.3 hereof;

          (b) the Promissory Note referred to in Section 1.3 hereof; and

          (c) all other previously undelivered documents, instruments and writings required to be delivered by Buyer on or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

      1.9 POS CREDIT DEBT. The parties hereby agree that Seller shall be fully responsible for all scheduled payments under the POS Credit Debt (as defined below) and shall be fully responsible for all obligations under the Transmedia Contracts (as defined below). "POS Credit Debt" shall mean that certain long term indebtedness payable by Lyon's to POS Credit Corporation having an original principal amount of approximately $3,200,000. "Transmedia Contracts" shall mean those certain Agreements, dated June 5, 2000, between Transmedia Restaurant Company, Inc. and Lyon's.

      1.10 TAX ELECTION, ALLOCATION OF PURCHASE PRICE. The parties hereby acknowledge and agree that for income tax purposes, the transactions contemplated hereby shall be treated as an asset sale. Accordingly, Buyer agrees to cooperate and join with Seller in making an election under Section 338
(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and any corresponding elections under state or local law (collectively, a "Section 338
(h)(10) Election"), with respect to the purchase and sale of the Stock. Seller will pay any tax attributable to the making of the Section 338 (h)(10) Election. The allocation of the Purchase Price shall be in accordance with SCHEDULE 1.7 attached hereto. The foregoing allocation shall be made in a manner consistent with Section 1060 of the Code. Each party hereby agrees that it will not make any return, filing, report or other submission or take any position with or before any federal, state or local tax agency or other authority which would conflict or be inconsistent with the allocation.


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                                    ARTICLE 2
                                 RELATED MATTERS
                                 ---------------

      2.1 BOOKS AND RECORDS OF SELLER. Seller agrees to deliver to Buyer on or as soon as practicable after the Closing Date, as requested by Buyer, all books and records of Lyon's (including, but not limited to, correspondence, memoranda, books of account, personnel and payroll records and the like) relating to the ownership and/or operation of the Restaurants since the acquisition of the Restaurants by Lyon's on December 14, 1998 and to the extent that such books and records are in possession of Seller. Seller will use its good faith commercially reasonable efforts to provide books and records for earlier periods of time to the extent that such books and records are in possession of Seller. Provided that, where books and records include other information that cannot reasonably be segregated from information relating to the ownership and/or operation of the Restaurants, Seller shall provide copies thereof that do relate to the ownership and/or operation of the Restaurants. Where records are maintained or stored in electronic form, printouts of such records and/or duplicates thereof in electronic media shall be sufficient. Seller reserves the right to retain copies of any books and records provided to Buyer hereunder. All books and records of Lyon's which are not delivered to Buyer hereunder shall be preserved by Seller for a period of seven (7) years following the Closing and made available to Buyer and its authorized representatives upon reasonable notice during normal business hours for purposes of review and/or for purposes of making copies or extracts therefrom (at Buyer's expense) if so desired by Buyer. Buyer shall preserve all books and records of Lyon's delivered to Buyer hereunder for a period of seven (7) years following the Closing, and shall make available to Seller and his authorized representatives during such period the books and records previously delivered by Seller to Buyer for purposes of review and/or for purposes of making copies or extracts therefrom if so desired by Seller.

      2.2 CONFIDENTIALITY; NON-COMPETITION.

          (a) Seller acknowledges that Buyer would be irreparably damaged if confidential information about Lyon's' business with respect to any of the Restaurants was disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with the operation of any of the Restaurants. Seller hereby covenants and agrees that it will not at any time, and will use its good faith commercially reasonable efforts to cause its agents and affiliates (as the term "affiliate" is defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended) not to at any time, without the prior written consent of Buyer, disclose or use any such confidential information, except to employees and authorized representatives of Buyer. Similarly, Buyer hereby covenants and agrees that it will not at any time prior to Closing, and will use its good faith commercially reasonable efforts to cause its agents and affiliates not to at any time prior to Closing, without the prior written consent of Seller, disclose or use any confidential information about Lyon's' business with respect to the Restaurants that it obtains in connection with its due diligence review of Lyon's and the Restaurants. The foregoing confidentiality obligations shall not apply to any: (i) information that at the time of disclosure of thereafter is generally available to and known by the public (other than as a result of its disclosure in contravention of this Agreement), (ii) information that must be disclosed to third-parties in compliance with contractual obligations or to governmental authorities, (iii) information that is disclosed to attorneys, accountants,



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consultants and others having a need to know in connection with, relating to or arising out of the transactions contemplated in this Agreement, (iv) information relating to the enforcement of the provisions of this Agreement and related agreements, and (v) information that one is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or other similar process) to disclose.

          (b) In furtherance of this Section 2.2 and to secure the interests of Buyer hereunder, Seller agrees that for a period of five (5) years following the Closing Date (the "Non-Competition Period"), it will not, directly or indirectly:

              (i) conduct or engage in or be interested in any person, firm, association, partnership, corporation or other entity which conducts or engages, directly or indirectly, in the ownership or operation of any family dining restaurants (the "Business") which would generate competition with any of the Restaurants now or in the future in the States of California or Oregon (the "Restricted Territory"); PROVIDED, HOWEVER, that nothing herein shall prohibit Seller from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in the Business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity;

              (ii) take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any person, firm, association, partnership, corporation or other entity which conducts or engages, directly or indirectly, in the Business and which would generate competition with any of the Restaurants owned by Buyer or any of its affiliates now or in the future in the Restricted Territory;

              (iii) influence or attempt to influence any person, firm, association, partnership, corporation or other entity who is a contracting party with Buyer at any time during the Non-Competition Period to terminate any written or oral agreement with Buyer;

              (iv) knowingly induce or attempt to induce any person who is employed by Buyer to terminate his or her employment with Buyer (it being agreed that it is not a violation of this provision to hire an employee of Buyer who initiates the contact with Seller); or

              (v) knowingly induce or attempt to induce any person, firm, corporation or other entity that is a supplier or customer of Buyer on the Closing Date to terminate its business relationship with Buyer.

          (c) It is agreed and understood by and among the parties to this Agreement that the restrictive covenants set forth above are each individually essential elements of this Agreement and that, but for the agreement of Seller to comply with such covenants, Buyer would not have agreed to enter into this Agreement. Further, Seller expressly acknowledges that the restrictions contained in paragraph (b) of this Section 2.2 are reasonable and necessary to accomplish the mutual objectives of the parties and to protect Buyer's legitimate interests in its business and business relationships. Seller further acknowledges that any violation of the restrictions contained in this Agreement will cause irreparable injury to Buyer. Such covenants



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of Seller shall be construed as agreements independent of any other provision of this Agreement and of each other.

          (d) The parties hereto agree that damages at law, including, but not limited to, monetary damages, will be an insufficient remedy to Buyer in the event that the restrictive covenants of paragraph (b) of this Section 2.2 are violated and that, in addition to any remedies or rights that may be available to Buyer, all of which other remedies or rights shall be deemed to be cumulative, retained by Buyer and not waived by the enforcement of any remedy available hereunder, including, but not limited to, the right to sue for monetary damages, Buyer shall also be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief, including, but not limited to, a temporary, preliminary or permanent injunction, to enforce the provisions of this Section 2.2 as well as an equitable accounting of all profits or benefits arising out of any such violation, all of which shall constitute rights and remedies to which Buyer may be entitled.

          (e) If any court determines that the covenant not to compete contained in this Section 2.2, or any part hereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

      2.3 REFINANCING OF USRP DEBT. Buyer hereby covenants and agrees to use its best efforts to refinance the USRP Debt on December 14, 2003 or as soon as is reasonably practicable thereafter.

      2.4 GUARANTEE OF BUYER.

          (a) As a material inducement to Seller's agreement to sell the Stock to Buyer pursuant hereto, Buyer hereby guarantees Lyon's indemnification obligation pursuant to Section 8.3(iv) hereof (the "Guaranteed Obligation"); PROVIDED, HOWEVER, that the aggregate amount guaranteed under this Section 2.4(a) shall not exceed $3,000,000 (the "Maximum Guaranteed Amount").

          (b) The foregoing notwithstanding, the Maximum Guaranteed Amount shall be reduced on a dollar-for-dollar basis by any amounts invested (net of any amounts distributed) by Buyer into Lyon's ("Qualified Investments"), including the $1,250,000 invested by Buyer on the Closing Date pursuant to Section 1.3 hereof.

          (c) Upon Seller's request, Buyer shall provide Seller with such documentation as Seller may reasonably request so that Seller may confirm the amount of Qualified Investments.


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                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

      As a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, Seller hereby represents and warrants to Buyer as follows:

      3.1 ORGANIZATION. Lyon's is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Lyon's has all necessary power and authority to own or lease, operate and sell its properties and assets and to carry on its business as it is now being conducted. Lyon's does not have any subsidiaries (as defined below). Seller has previously delivered (or made available) to Buyer true and complete copies of the Certificate of Incorporation, as amended to date, and By-Laws, as amended to date, or comparable organizational documents, as in effect on the date hereof, of Lyon's. The stock certificate and transfer books of Lyon's (all of which have been made available for inspection by Buyer) are true and complete. The minute books of Lyon's (all of which have been made available for inspection by Buyer) are true and complete. The term "Subsidiary" means each entity of which a majority of the voting power of the voting equity securities interest is owned, directly or indirectly, by Lyon's.

      3.2 AUTHORIZATION AND APPROVALS. Seller has all necessary power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly authorized by all necessary action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Except for the consents and approvals identified on SCHEDULE 3.2 hereto (collectively, the "Third Party Consents"), no approvals or consents by any third party or any governmental or administrative body or agency or any court is required in connection with Seller's execution and delivery of this Agreement or the performance his obligations hereunder.

      3.3 NO VIOLATION. Neither Seller's execution and delivery of this Agreement or the other agreements, documents and instruments to be executed and delivered by Seller in connection herewith nor the performance of his obligations hereunder will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Seller or Lyon's under, any provision of (i) the Certificate of Incorporation or By-Laws or comparable governing instruments of Lyon's (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which Lyon's or Seller is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lyon's or Seller or the property or assets of either of them.



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      3.4 THE STOCK. Subject to the pledge and security interest in the Stock granted to USRP, LLC in connection with the USRP Debt, upon receipt by Seller of the Purchase Price for the Stock, good and valid title to the Stock will pass to Buyer, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

      3.5 CAPITALIZATION. The entire authorized capital stock of Lyon's consists of 1,000 shares of common stock, $.01 par value per share, of which 100 shares are currently issued and outstanding. All of such issued and outstanding shares are owned beneficially and of record by Seller. No shares of Lyon's capital stock are held in treasury. All of the issued and outstanding shares of Stock have been duly authorized, are validly issued, fully paid and non-accessible. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal or other contracts or commitments that could require Lyon's or Seller to issue, sell or otherwise cause to become outstanding any of Lyon's capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Lyon's.

      3.6 TITLE TO ASSETS. Lyon's has good, valid and marketable title to, or a valid leasehold interest in, all of the material tangible assets it uses regularly in the conduct of its business (the "Lyon's Assets"). On the Closing Date, except as disclosed herein or on any Schedule or Exhibit attached hereto, the Lyon's Assets are free and clear of any title defects or objections, liens, mechanic's liens, claims, charges, security interests or other encumbrances of any kind or nature whatsoever, except for (a) liens to secure the USRP Debt and the POS Credit Debt, (b) minor imperfections of title, none of which materially detract from the value or impair the use of the Assets, (c) liens for current real or property taxes not yet due and payable, (d) liens set forth on SCHEDULE
3.6 hereto and (e) the liens and encumbrances approved in writing by Buyer.

      3.7 FINANCIAL STATEMENTS. Seller has previously delivered to Buyer (i) an unaudited store-level statement of cash flow of Lyon's for the twelve (12) month period ended December 3, 2000 and (ii) an unaudited balance sheet of Lyon's (the "Balance Sheet") as of December 3, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, practices and procedures consistently applied through the periods reported upon and present fairly the financial condition of Lyon's as of such date and results of operations of Lyon's for such period with respect to matters contained therein. Since the date of such Financial Statements, there has not been any material adverse change in the financial condition or results of operations of Lyon's or, except as disclosed on SCHEDULE 3.7 hereto, any damage, destruction or loss to any assets of Lyon's, whether covered by insurance or not, having a material adverse effect on the assets or business of Lyon's or any other event or condition of any character relating to and materially affecting the assets or business of Lyon's.


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      3.8 NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on the
Balance Sheet, Lyon's does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (i) for the obligations disclosed on SCHEDULE 3.8 hereto or contained elsewhere in this Agreement (including the Schedules and Exhibits thereto), (ii) for the obligations of Lyon's under those certain contracts, agreements, leases, commitments and undertakings listed on SCHEDULE 3.13 hereto and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 3, 2000, and not in violation of this Agreement.

      3.9 TAXES. (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all Federal, state, county, local, foreign and other taxes, assessments, duties or similar governmental charges of any kind whatsoever, including, without limitation, corporate, franchise, income, sales, use, ad valorem, gross receipts, value added, profits, license, withholding, payroll, employment, excise, property, customs and occupation taxes and including, without limitation, any interest, penalties and additions imposed with respect to such amounts and (B) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (ii) Since December 14, 1998, Lyon's has timely filed with the appropriate Tax authorities all Tax returns, reports, estimates, information returns and statements, including any related or supporting information ("Tax Returns"), required to be filed through December 31, 1999 and has paid all Taxes shown to be due with respect to the taxable periods covered by such Tax Returns. All such Tax Returns are true, complete and correct in all material respects. All other Taxes for which Lyon's is or shall otherwise be directly or indirectly liable (including amounts attributable to wage withholding), have either been timely paid or are reflected as a liability in the Schedules. No statute of limitations has been waived, nor any extension of time agreed to, with respect to the assessment of any Tax for which Lyon's is or may otherwise be directly or indirectly liable.

      (iii) There are no pending audits with respect to the Tax Returns of Lyon's and any deficiencies resulting from any past audits have been paid and no material issues were raised in writing by the relevant Tax authority during any past audits that may apply to taxable periods after the taxable period to which such past audit related. No action or proceeding has been brought or, to Seller's knowledge, has been threatened to be brought by any Tax authority, nor has any claim been asserted or, to Seller's knowledge, threatened to be asserted by any Tax authority, with respect to any Taxes of Lyon's or for which Lyon's is or may otherwise be liable.

      (iv) No Tax liens have been filed by any Tax authority against any property or assets of Lyon's, except for liens that have been satisfied or statutory liens for current Taxes not yet delinquent.

      3.10 EMPLOYEE BENEFIT PLANS. Lyon's does not currently maintain any employee benefit plan arrangement, policy or commitment (whether or not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit sharing, savings, retirement, stock option, stock purchase, or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice (a "Benefit Plan") other than those listed on SCHEDULE 3.10 which is attached hereto and made a part hereof. To the Seller's knowledge, with respect to each Benefit Plan, all contributions required to have been paid by the sponsor that are, under the terms of the specific Benefit Plan, to be paid on or prior to the date hereof have been paid and as to such contributions that are required to be paid from and after the date hereof to (and including the Closing Date) shall have been paid. To the Seller's knowledge, each Benefit Plan conforms to, and its administration is in material compliance with, all applicable laws, regulations and plan documents and no event has occurred, and there exists no condition or set of circumstances, in connection with which Lyon's or Buyer could, directly or indirectly, be subject to material liability under any applicable laws, except liability for benefit claims. There are no actions, liens, suits or claims pending or, to the knowledge of Seller, threatened (other than routine claims for benefits) with respect to any Benefit Plan, or its assets. Except to the extent that a Benefit Plan maintained by Lyon's is terminated or modified after the Closing Date (which Lyon's may do in compliance with applicable law and the terms of each such Benefit Plan), Buyer acknowledges and agrees that after the Closing Date, Lyon's shall be obligated under each such Benefit Plan maintained by Lyon's including, without limitation, the obligation to administer COBRA benefits under such Benefit Plans. Within the five (5) year period ending on the date hereof, neither Lyon's nor any ERISA Affiliate contributed to a "multiemployer" plan as defined in Section 414(f) of the Code or Sections 3(37) or 4001(a)(31) of ERISA. As used in this Agreement, "ERISA Affiliate" means Lyon's and any trade or business, whether or not incorporated, which is subject to ERISA and which is from time to time a member of a controlled group or under common control with Lyon's (within the meaning of Section 414(b) or Section 414(c) of the Code or Section 4001(b)(1) of ERISA); and other terms used in this
Section 3.10 shall have the meanings assigned thereto in the applicable provisions of ERISA and the Code.

      3.11 CONDITION OF FF&E. The machinery, furniture, fixtures, equipment, signs, cash registers, uniforms and other personal property owned and used by Lyon's in the operation of the Restaurants (collectively, the "FF&E") are, and as of the Closing Date will be, in working condition and repair, normal wear and tear and other non-material deficiencies excepted.

      3.12 INVENTORY. Substantially all inventories of food, beverages, paper supplies and other consumables located on the premises of the Restaurants (collectively, the "Inventory") are of a quality usable and saleable in the ordinary course of business by Lyon's in the operation of the Restaurants, and there is not a material amount of obsolete items. At Closing, the inventory levels at the Restaurants shall be sufficient for the ordinary course of operation of the Restaurants, consistent with past practices.

      3.13 CONTRACTS. Set forth on SCHEDULE 3.13 hereto is a true and complete list of all written material contracts, agreements, leases, commitments and undertakings which relate to Lyon's ownership and operation of the Restaurants involving payment of more than an average of $1,000 per month and which are not terminable at will by Lyon's (collectively, the "Contracts"). Seller has delivered to Buyer complete, current and correct copies of the Contracts, and no changes have been made thereto since the date of delivery. Each of the Contracts is in full force and effect and is valid, binding and enforceable in accordance with its terms with respect to Lyon's. Neither Seller nor Lyon's has received any written notice of any existing defaults by Lyon's thereunder.

      3.14 COMPLIANCE WITH LAWS. To the Seller's knowledge, the operation by Lyon's of the Restaurants has been conducted in all material respects in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, decrees or rulings of all governmental authorities or agencies having jurisdiction over Lyon's, except for compliance with The Americans with Disabilities Act and such non-compliance which would not reasonably be expected to have a material adverse effect on Lyon's or the operation of the Restaurants taken as a whole. All licenses, permits and authorizations issued or granted by a federal, state or local governmental authority or agency which are necessary for the conduct of business at the Restaurants are validly held by Lyon's.

      3.15 LABOR ISSUES. Except as set forth on SCHEDULE 3.15 hereof, no strike, picketing or similar action is pending or threatened against Lyon's by its employees or any labor union. In addition, to the Seller's knowledge, Lyon's is not engaged in any unfair labor practices in connection with the operation of the Restaurants.

      3.16 LITIGATION. Except as set forth on SCHEDULE 3.16 hereof, there is no pending or threatened suit, action, arbitration, proceeding, investigation or inquiry before any court or governmental or administrative body or agency relating to Lyon's and its operation of the Restaurants. Neither Seller nor Lyon's has received any written notice that it is in violation of or in default under or subject to any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency relating to Lyon's and its operation of the Restaurants.

      3.17 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 3.17 hereof is a list of all trade secrets, know-how, inventions, copyrights and trademarks necessary for the operation of the Restaurants as currently operated (collectively, the "Intellectual Property"). Except as set forth on Schedule 3.17 hereof, Lyon's
(a) owns all of the Intellectual Property, (b) is not, to Seller's knowledge, infringing any other party's patents, trade secrets, know-how, inventions, copyrights or trademarks with respect to the Restaurants and (c) has full right and power to convey the Intellectual Property to Buyer. To the Seller's knowledge, no other party is infringing, in any material respect, on any of the Intellectual Property.

      3.18 ZONING AND LAND USE MATTERS. To the Seller's knowledge, (a) all required licenses, permits, certificates and approvals, including building and use permits, were obtained and remain valid for the construction, use and occupancy and operation of the Restaurants; (b) the Restaurants and all improvements located thereon are zoned or have a variance or conditional use permit for the intended use by the zoning jurisdictions in which they are located; and (c) the Restaurants are in full compliance with all conditions and requirements of any building permit, use permits, conditional use permits or zoning classifications, subdivision approvals, zoning restrictions, building codes, environmental zoning and land-use laws, and other applicable local, state and federal laws and regulations and comply with the requirements of all conditions, covenants and restrictions applicable to the Restaurants.

      3.19 NORMAL USE. Seller does not know of any facts nor has Seller failed to disclose any fact which would prevent the Restaurants from being used and operated after the Closing as family style restaurants consistent with past practices.

      3.20 CONDEMNATION. Neither Seller nor Lyon's has received any written notice of any pending or threatened exercise of eminent domain, condemnation, environmental, zoning, other land-use regulations proceedings or any other similar action with respect to any of the Restaurants, and neither Seller nor Lyon's has received any written notice of any federal, state, county, municipal or other governmental plans to restrict or change access from any highway or road bounding any of the Restaurants.

      3.21 PARKING, EASEMENTS AND RELATED AGREEMENTS. There are no written or oral parking leases, easements, agreements, grants, licenses, options or any other agreement pursuant to which Seller is granted, for use in connection with any of the Restaurants, parking privileges or rights, current or perspective, and/or rights of access of any kind or nature in and to any of the Restaurants.

      3.22 WATER, SEWER, GAS, ETC. All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by applicable law or necessary for the normal use and operation of the Restaurants located thereon are available and are adequate to service the Restaurants located thereon.

      3.23 VIOLATIONS. All notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Department of Housing and Building, Fire, Labor, Health or other state or municipal department having jurisdiction over the Restaurants, against or affecting the Restaurants on and prior to the Closing Date, shall be complied with by Lyon's through the Closing Date.

      3.24 ENVIRONMENTAL PROTECTION.

           (a) For purposes of this Section 3.24, the following definitions shall apply:

                  (i) "Environmental Laws" shall mean all federal, state, local and foreign laws imposing liability or establishing standards of conduct for the protection of the environment and human health;

                  (ii) "Environmental Claim" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority having jurisdiction or any third party, involving violations of Environmental Laws or Releases of Hazardous Materials;

                  (iii) "Environmental Liabilities" shall mean any monetary obligations, losses, damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any governmental authority or any third party which relate to any violations of Environmental Laws or Release of Hazardous Materials generated by any of the Restaurants;

                  (iv) "Hazardous Materials" shall mean (A) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical. Hazardous waste, medical waste, biohazardous waste or infectious waste, special waste, or solid waste under Environmental Laws; (B) petroleum and its refined products; (C) polychlorinated biphenyls; (D) any substance exhibiting a hazardous waste characteristic (as defined under Environmental Laws), including, but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(E) asbestos-containing materials;

                  (v) "Release" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

           (b) To the knowledge of Seller, Lyon's has obtained all permits, licenses or authorizations required by Environmental Laws and necessary for the operation of the Restaurants, except where the failure to obtain any such permit, license or authorization would not reasonably be expected to have a material adverse effect upon Lyon's or the operation of the Restaurants taken as a whole (a "Material Adverse Effect"), and all such permits, licenses or authorizations are in full force and effect, except for such permits, licenses and authorizations which, if not in full force and effect, would not constitute a Material Adverse Effect.

           (c) To the knowledge of Seller, the operations of the Restaurants are in full compliance with all Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

           (d) To the knowledge of Seller, there has been no Release at any Restaurant or at any disposal or treatment facility which has received Hazardous Materials generated by any of the Restaurants which is likely to result in Environmental Liabilities of Lyon's that have a Material Adverse Effect.

           (e) To the knowledge of Seller, there are no outstanding Environmental Claims that are likely to have a Material Adverse Effect.

      3.25 CONTRACTS FOR IMPROVEMENTS. At the time of Closing, there will be no outstanding contracts made by Seller or Lyon's for any improvements to any of the Restaurants which have not been fully paid for and Seller shall cause to be discharged any and all mechanic's liens or materialman's liens, if any, arising from any labor or materials furnished to the Restaurants prior to the time of Closing.

      3.26 IMPROVEMENTS AND STRUCTURAL DEFECTS. To the Seller's knowledge, the structural portions of the Restaurants and the plumbing, heating, air conditioning, electrical, mechanical, life safety and other systems therein are in sufficient operating condition and repair to allow them to operate as family style restaurants.

      3.27 BROKERS AND FINDERS. Neither Seller nor Lyon's nor any of their respective employees or other representatives, as the case may be, has engaged or employed any broker, finder or agent or has incurred any liability or obligation to pay any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

      3.28 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Subject to the qualifications stated herein, to Seller's actual knowledge, no representation or warranty made by Seller in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

      As a material inducement to Seller to enter into this Agreement and to perform its obligations hereunder, Buyer hereby represents and warrants to Seller as follows:

      4.1 INTENTIONALLY DELETED.

      4.2 AUTHORIZATION AND APPROVALS. Buyer has all necessary power and authority to deliver this Agreement and to perform her obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors rights and remedies generally. No approvals or consents by any third party or any governmental or administrative body or agency or any court is required in connection with Buyer's execution and delivery of this Agreement or Buyer's performance of her obligations hereunder.

      4.3 NO VIOLATION. Neither the execution and delivery of this Agreement or the other agreements, documents and instruments to be executed and delivered by Buyer in connection herewith nor the performance of her obligations hereunder will (a) result in a default under any of the terms, conditions or provisions of any contract, agreement, instrument, commitment or undertaking to which Buyer is a party or is subject or (b) violate any existing order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Buyer.

      4.4 BROKERS AND FINDERS. Except for the engagement of Page Olson/Tom R. Sundeen by Buyer, neither Buyer nor any of her employees or representatives has engaged or employed any broker, finder or agent or has incurred any liability or obligation to pay any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. It is understood and acknowledged that Buyer shall be solely responsible for any agent fees due to Page Olson/Tom R. Sundeen per separate agreement.

      4.5 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Subject to the qualifications stated herein, to Buyer's actual knowledge, no representation or warranty made by Buyer in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 5
                          COVENANTS OF SELLER AND BUYER
                          -----------------------------

      Pending the consummation of the transactions contemplated hereunder, Seller and Buyer covenant and agree as follows:

      5.1 CONDUCT OF BUSINESS. From the date hereof until the Closing Date or the termination of this Agreement pursuant to Article 9 hereof, Lyon's shall conduct the operations of the Restaurants in the ordinary course of business consistent with prior practices, except as may be consented to in writing by Buyer. Lyon's shall maintain the FF&E in working condition and repair, normal wear and tear excepted. Seller shall continue to meet the contractual obligations incurred by it in the ordinary course of business and to pay all of its obligations as they mature in the ordinary course of the operations of the Restaurants. Lyon's shall also use its good faith commercially reasonable efforts to keep available the services of the Employees, to maintain the Contracts in full force and effect and to preserve its good relations with its suppliers, customers and others with whom it has business dealings.

      5.2 ACCESS TO BUYER. Prior to the Closing Date and upon the written request of Buyer, Seller shall give Buyer and its counsel, accountants and other representatives reasonable access, during normal business hours, to the Lyon's premises, employees, customer books, contracts, records and all other information pertaining to the Lyon's Assets and the operations of the Restaurants as Buyer may reasonably request. Seller may limit contacts with employees of Seller and Lyon's to designated employees to the extent that Seller determines it to be necessary to avoid disruption of the operations of Seller and Lyon's, provided no such limitation shall deprive Buyer of reasonable access to information concerning the operations of the Restaurants.

      5.3 COMPLIANCE WITH LAWS; PRESERVATION OF ACCURACY OF REPRESENTATIONS AND WARRANTIES, ETC. Lyon's shall duly comply with all of the laws applicable to it, and Lyon's shall conduct the operations of the Restaurants and use the Lyon's Assets, as the case may be, in such manner that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date.

      5.4 CONSENTS AND APPROVALS. Each of Seller and Buyer shall use their respective good faith commercially reasonable efforts to acquire all necessary consents, approvals, authorizations and waivers of all third parties or governmental agencies or authorities required to be obtained by them in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder.

      5.5 CLOSING INVENTORY. On or prior to the Closing Date, representatives of Seller and Buyer shall jointly conduct an inventory of all the Inventory on hand at each of the Restaurants, together with all Inventory on order as of the Closing Date. The results of this inventory shall be reasonably satisfactory to the parties and shall be attached hereto as SCHEDULE 5.5 as soon as practicable after the Closing Date. As of the Closing Date, Seller shall cause all of the Inventory at the Restaurants to remain at the Restaurants for operational purposes.

      5.6 OTHER TRANSACTIONS/NO SHOP. Until the earlier of the termination of this Agreement or the consummation of the transactions contemplated hereby, Seller shall not, and Seller shall cause its and Lyon's employees, agents, affiliates and advisors not to, directly or indirectly, solicit or initiate the submission of proposals of offers from, or solicit, encourage, entertain or enter into any agreement, arrangement or understanding with, or engage in any discussions with, or furnish any information to, any person or entity, other than Buyer or a representative thereof, with respect to the acquisition of all or any part of the Stock, the Lyon's assets or any of the Restaurants. The foregoing prohibitions do not apply to (i) information that must be disclosed in order to seek and obtain any consents or approvals required to consummate the transactions herein contemplated, (ii) information that is disclosed to attorneys, accountants, consultants and others having a need to know in connection with, relating to or arising out of the transactions contemplated in this Agreement, (iii) information relating to the enforcement of the provisions of this Agreement and related agreements, and (iv) information that one is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or other similar process) to disclose.

      5.7 SUPPLEMENTAL DISCLOSURE. Seller agrees that, with respect to the representations and warranties made by him in this Agreement, from the date hereof until the Closing Date, its shall have the continuing obligation to promptly supplement or amend the schedules to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in the schedules to this Agreement, and Buyer shall notify Seller within a reasonable time after discovering any information inconsistent with the representations and warranties of Seller made herein; PROVIDED, HOWEVER, that Buyer's failure to provide such notice shall in no way remove Seller from his obligations under this Section 5.7; and further PROVIDED, HOWEVER, that for purposes of the rights and obligations of the parties hereunder, any such supplemental or amended schedules and any matters discovered by Buyer in the course of its due diligence review shall not be deemed to cure any breach of any representation or warranty made in this Agreement or to have been disclosed as of the date of this Agreement. The foregoing notwithstanding, if Buyer knowingly and intentionally fails to provide Seller with such notice with respect to a matter in its actual knowledge, such failure to so notify shall be deemed a waiver by Buyer of Seller's breach.

      5.8 OTHER ACTION. Each of the parties hereto shall use its good faith commercially reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the purchase and sale of the Stock pursuant to this Agreement.


                                    ARTICLE 6
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                 --------------------------------------------

      The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction by Seller and/or Lyon's (or waiver by Buyer) on or prior to Closing Date of the following conditions:

      6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller herein shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date.

      6.2 COVENANTS AND AGREEMENTS. All of the covenants and agreements herein to be complied with and performed by Seller and/or Lyon's on or prior to the Closing Date will have been complied with and performed in all material respects.

      6.3 CONSENTS. Seller shall have obtained the Third Party Consents listed on Schedule 3.2 hereof.

      6.4 LITIGATION AND CLAIMS. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority will have been instituted or threatened, and no inquiry will have been received that in the reasonable opinion of Buyer is likely to lead to any action, suit, proceeding or investigation to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

      6.5 ABSENCE OF CHANGES. There shall not have occurred prior to the Closing Date (a) any material adverse change in the financial condition or results of operations of Lyon's or (b) the legal inability of Seller to convey, assign and transfer the Stock to Buyer.


                                    ARTICLE 7
                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                ---------------------------------------------

      The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction by Buyer (or waiver by Seller) on or prior to the Closing Date of the following conditions:

      7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer herein shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date.

      7.2 COVENANTS AND AGREEMENTS. All of the covenants and agreements herein to be complied with and performed by Buyer on or prior to the Closing Date will have been complied with and performed in all material respects.

      7.3 CONSENTS. Seller shall have obtained the Third Party Consents listed on Schedule 3.2 hereof.

      7.4 LITIGATION. No action, suit, proceeding, or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, and no inquiry will have been received that in the reasonable opinion of Seller is likely to lead to an action, suit, proceeding or investigation to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

      7.5   FAIRNESS  OPINION.  Seller  shall have  received  an opinion  from
its  investment   bankers   confirming   the  fairness  of  the   transactions
contemplated hereby from a financial point of view.

      7.6 PROMISSORY NOTE. Buyer shall have executed and delivered the Promissory Note.


                                    ARTICLE 8
                                 INDEMNIFICATION
                                 ---------------

       8.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by any party in this Agreement or pursuant hereto shall survive the closing and any investigation at any time made by or on behalf of any party until one (1) year from the Closing Date.

      8.2 AGREEMENT OF SELLER TO INDEMNIFY. Seller shall indemnify and defend Buyer and its officers, directors, employees, representatives, agents, shareholders, partners and affiliates (and their respective officers, directors, employees. representatives, agents, shareholders, partners and affiliates) and hold each of them harmless from and against any loss, claim, liability, cost, damage or expense (including, but not limited to, all expenses reasonably incurred in investigating, preparing and defending any litigation or proceeding, commenced or threatened, or any claim or action whatsoever) (collectively, "Losses") suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Seller contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant or agreement of Seller or Lyon's contained in this Agreement, (iii) subject to Section 1.5 hereof, any federal, state, local, foreign or other taxes of Lyon's or with respect to any of the Lyon's Assets that are due and payable before the Closing Date or (iv) any of the litigation matters set forth on SCHEDULE 3.16 hereto or any other litigation matters or claims which relate to events arising prior to Closing. Subject to the provisions of the preceding sentence, payments in respect of the indemnification provided in this Section 8.2 shall be made promptly as Losses shall be incurred. Notwithstanding the foregoing, the indemnified party may recover expenses of legal counsel under the indemnity provided in this Section 8.2 only (i) if the indemnifying party fails to undertake and complete the defense of a claim with counsel that is reasonably acceptable to the indemnified party at the sole expense of the indemnifying party or (ii) where the indemnified party incurs expenses of legal counsel to enforce the indemnify provisions hereof.

      8.3 AGREEMENT OF LYON'S TO INDEMNIFY. Lyon's shall indemnify Seller and each of its employees, representatives, agents, partners and affiliates (and their respective officers, directors, employees. representatives, agents, shareholders, partners and affiliates) and hold each of them harmless from and against any Losses suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant or agreement of Buyer contained in this Agreement, (iii) subject to Section 1.5 hereof, any federal, state, local, foreign or other taxes with respect Lyon's that are due and payable on or following the Closing Date or with respect to any period or portion thereof ending after the Closing Date, (iv) any lease or other contractual obligation of Lyon's for which Seller has any guaranty or other liability (including, without limitation, Seller's obligations as a guarantor in connection with the USRP Debt) or (v) any litigation matters or claims which relate to events arising after the Closing. Subject to the provisions of the preceding sentence, payments in respect of the indemnification provided in this
Section 8.3 shall be made promptly as Losses shall be incurred. Notwithstanding the foregoing, the indemnified party may recover expenses of legal counsel under the indemnity provided in this Section 8.3 only (i) if the indemnifying party fails to undertake and complete the defense of a claim with counsel that is reasonably acceptable to the indemnified party at the sole expense of the indemnifying party or (ii) where the indemnified party incurs expenses of legal counsel to enforce the indemnify provisions hereof.

      8.4 CONDITIONS OF INDEMNIFICATION. Each Party indemnified pursuant to
Section 8.2 or 8.3 hereof (an "indemnified party") agrees to give prompt notice to the party required to indemnify such indemnified party (an "indemnified party") of the assertion of any claim, or the commencement of any suit, action or proceeding, whether brought against such indemnified party or brought by such indemnified party against the indemnifying party (each, a "Claim") in respect of which such indemnified party may seek any other remedy against the indemnifying party under this Agreement; PROVIDED , HOWEVER, that the omission so to promptly notify the indemnifying party with respect to a Claim brought against such indemnified party will not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 8.2 or 8.3 hereof unless such failure materially prejudices the indemnifying party with respect to the defense of such Claim. If any indemnified party shall seek indemnity under
Section 8.2 or 8.3 hereof, the indemnifying party, in the case of a Claim brought against such indemnified party, shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel reasonably satisfactory to such indemnified party. The indemnified party shall cooperate fully, at the indemnifying party's expense, with the indemnifying party in connection with any such defense or settlement. After notice from the indemnifying party to an indemnified party of its election to assume and direct the defense and settlement of a Claim brought against such indemnified party, the indemnifying party shall not be liable to such indemnified party (or any of its affiliates) under Section 8.2 or

8.3 hereof for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation undertaken at the request of the indemnifying party. Notwithstanding the forgoing provisions of this Section 8.4, the indemnifying party shall not, without the prior consent of an indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such indemnified party for a claim brought against such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

      8.5 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

      8.6 TAX BENEFITS; INSURANCE. In calculating the amount of any Losses for which an indemnified party is entitled to indemnification under this Article 8, any Tax Benefit (as hereinafter defined) received by such indemnified party shall be applied against the amount of the Loss to reduce the amount payable by the indemnifying party. "Tax Benefit" shall mean any tax savings to the indemnified party (computed at the combined Federal, state and local tax rate applied to the indemnified party in the immediately preceding taxable year) resulting from any net increase in deductions, losses or credits or any net decrease in income, gains or recapture of credits attributable to inclusion of the Claims or related indemnification payment, as the case may be, in any tax return of the indemnified party plus any interest attributable to such inclusion. In addition, in calculating the amount of any Losses for which an indemnified party is entitled to indemnification under this Article 8, the amount of any insurance proceeds received by the indemnified party relating to or in connection with such Loss shall reduce the amount of any Claim.


                                    ARTICLE 9
                                   TERMINATION
                                   -----------

      9.1 TERMINATION. The respective obligations of the Buyer and Seller to consummate the transactions contemplated by this Agreement may be terminated as follows: (a) by mutual written agreement of the Buyer and Seller or (b) by Buyer or Seller if the Closing shall not have occurred on or before January 19, 2001; PROVIDED, HOWEVER, that the party exercising the termination right provided in subsection (b) shall not have negligently, intentionally or willfully caused the failure of any conditions to Closing set forth in Articles 6 or 7 hereof to be satisfied prior to such date.

      9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1 above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of their respective officers or directors), except (i) based upon obligations set forth in Section 10.2 hereof and (ii) to the extent that failure to satisfy the conditions of Articles 6 and 7 hereof results from the negligent, intentional or willful breach, violation or non-compliance by any party hereto of any covenant, agreement, obligation, representation or warranty contained in this Agreement or any other agreement referred to herein.


                                   ARTICLE 10
                                  MISCELLANEOUS
                                  -------------

      10.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested, overnight courier, or sent by telecopier or other electronic facsimile transmission, as elected by the party giving such notice:


                  (a)  IF TO BUYER:     Ms. Amber I. Lao
                                        4773 El Mirlo
                                        Ranch Santa Fe, California  92067
                                        Telecopier No.:  (858) 756-7988

                       WITH A COPY TO:  Page Olson
                                        11232 El Camino Real, Suite 150
                                        San Diego, CA  92130
                                        ATTENTION: Mr. Tom R. Sundeen
                                        Telecopier No.: (858) 314-1301

                  (b)  IF TO SELLER:    I.C.H. Corporation
                                        780 Third Avenue, 43rd Floor
                                        New York, NY 10017
                                        ATTENTION: Robert H. Drechsler, Esq.
                                        Telecopier No.: (212) 317-0991

                       WITH A COPY TO:  Pryor Cashman Sherman & Flynn LLP
                                        410 Park Avenue
                                        New York, NY 10022
                                        ATTENTION: Blake Hornick, Esq.
                                        Telecopier No.: (212) 326-0806


Any such notice or other communication will be deemed to have been received upon actual receipt if personally delivered or following transmission if sent by facsimile and appropriate confirmation is received, one (1) business day if sent by overnight courier, or three (3) business days following mailing. Any party hereto may change its address or facsimile number specified above by giving written notice to the other party hereto in the same manner as specified in this
Section 10.1.

      10.2 EXPENSES. Except as otherwise expressly provided herein, each party shall pay all of its own expenses incidental to the negotiation and preparation of the documentation relating to this Agreement, as well as for entering into and carrying out the terms and conditions of this



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

Agreement and consummating the transactions contemplated by this Agreement, irrespective of whether such transactions shall actually be consummated.

      10.3 ENTIRE AGREEMENT. This Agreement, including the schedules and annexes attached hereto, contains the entire understanding of the parties hereto in respect of its subject matter. There are no other restrictions, promises, warranties, covenants or understandings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties hereto.

      10.4 AMENDMENTS; WAIVER. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by the parties hereto. No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver hereto, nor shall any single or partial exercise of any right power or privilege hereunder preclude the exercise of any other right power or privilege (hereunder or otherwise). No waiver of any breach of any agreement hereunder or any other agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other agreement. No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or in equity, that either party may have against the other.

      10.5 FURTHER ASSURANCES. From time to time, at the request of any party hereto and without further consideration, the other party or parties shall execute and deliver to such requesting party such documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

      10.6 SEVERABILITY. Any provision of this Agreement or any of the agreements contemplated hereby that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.7 HEADINGS. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

      10.8 ASSIGNMENT. No party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that Seller may collaterally assign its rights under this Agreement to USRP, LLC to further secure the USRP Debt.



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

      10.9 ATTORNEYS' FEES. In the event of any action at law or in equity with respect to this Agreement or any schedule, exhibit or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys' fees and all other costs and expenses of such action or suit.

      10.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement.

      10.11 GOVERNING LAW. This Agreement will be construed and interpreted according to the laws of the State of California, without regard to conflict of laws provisions thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            I.C.H. CORPORATION



                            By: /s/ Robert H. Drechsler
                               ----------------------------------------------
                               Name:  Robert H. Drechsler
                               Title: Co-Chairman and Chief Executive Officer



                             /s/ Amber I. Lao
                            ----------------------------------------
                            Amber I. Lao




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




                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


SCHEDULES
---------

SCHEDULE 1 - LIST OF LYON'S RESTAURANTS
SCHEDULE 1.7 - ALLOCATION OF PURCHASE PRICE
SCHEDULE 3.2 - THIRD PARTY CONSENTS
SCHEDULE 3.6 - PERMITTED LIENS
SCHEDULE 3.7 - MATERIAL ADVERSE CHANGE
SCHEDULE 3.8 - NO UNDISCLOSED LIABILITIES
SCHEDULE 3.10 - EMPLOYEE BENEFIT PLANS
SCHEDULE 3.13 - CONTRACTS
SCHEDULE 3.15 - LABOR ISSUES
SCHEDULE 3.16 - LITIGATION
SCHEDULE 3.17 - INTELLECTUAL PROPERTY
SCHEDULE 5.5 - CLOSING INVENTORY



EXHIBITS
--------

EXHIBIT A - PROMISSORY NOTE




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